Exhibit 10.3

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made as of February 4, 2021, by and among (i) VG Acquisition Corp., a Cayman Islands corporation (“VGAC”), (ii) VG Acquisition Sponsor LLC, a Cayman Islands corporation (“Sponsor”), (iii) 23andMe, Inc., a Delaware corporation (the “Company”), and (iv) the undersigned Company stockholders, each of whom is as of the date of this Agreement either a director or officer of the Company, or a five percent (5%) or greater stockholder of the Company, and who together hold less than 100% of the outstanding voting capital stock of the Company (the “Company Stockholders” and, together with Sponsor, the “Voting Parties” and each a “Voting Party”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, VGAC and the Company, and the other persons party thereto, have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Transaction Agreement”), whereby the parties intend to effect a business combination between VGAC and the Company, on the terms and subject to the conditions set forth therein (collectively, the “Transactions”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions. As used herein, the term “Voting Shares” shall mean, taken together, (i) all securities of VGAC beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised options or warrants, but including any shares of stock acquired upon exercise of such options or warrants) (“Beneficially Owned”) by any Voting Party, including any and all securities of VGAC acquired and held in such capacity subsequent to the date hereof (“VGAC Voting Shares”) and (ii) all securities of the Company Beneficially Owned by any Voting Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (the “Company Voting Interests”). Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Transaction Agreement.

2.     Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party (and not as to any other Person) and such Voting Party’s ownership of its Voting Shares set forth on Annex A as follows:

a. Authority. If Voting Party is a legal entity, Voting Party is an entity duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is incorporationed, organized or constituted, and has all requisite power and authority to enter into this Agreement, to perform fully Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement. If Voting Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement. If Voting Party is a natural person, no consent of such Voting Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

c. No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Voting Party’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement.

d. Ownership of Shares. Voting Party (i) Beneficially Owns its Voting Shares free and clear of all Liens and (ii) has the sole power to vote or caused to be voted its Voting Shares and the sole power of dispositon and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of its Voting Shares. Except pursuant hereto and pursuant to (A), with respect to VGAC and Sponsor, (1) the VGAC Governing Document and (2) that certain letter agreement, dated as of October 1, 2020, by and between VGAC, Sponsor and each of the Insiders (as defined therein); and (B), with respect to the Company and the Company Stockholders, (1) that certain Eighth Amended and Restated Investors’ Rights Agreement, dated as of December 9, 2020 (the “Investor Rights Agreement”), by and among the Company, certain Company Stockholders and the other stockholders of the Company party thereto; (2) that certain Eighth Amended and Restated Voting Agreement, dated as of December 9, 2020 (the “Voting Agreement”), by and among the Company, certain Company Stockholders and the other stockholders of the Company party thereto; (3) that certain Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of December 9, 2020 (the “ROFR Agreement” and, together with the Investor Rights Agreement, the Voting Agreement, and any other similar agreements or side letters between the Company and Voting Parties relating to management rights, board observer rights or similar arrangements, the “Company Affiliate Agreements”), by and among the Company, certain Company Stockholders and the other stockholders of the Company party thereto; (4) the Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”); and (5) the Amended and Restated Bylaws of the Company, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares prior to the consummation of the Transactions and there are no voting trusts or voting agreements with respect to the Voting Shares. Voting Party does not Beneficially Own (i) any Voting Shares other than the Voting Shares set forth on Annex A or (ii) any options, warrants or other rights to acquire any additional Company Voting Interests or shares of common stock of VGAC (“VGAC Common Stock”) or any security exercisable for or convertible into Company Voting Interests or shares of VGAC Common Stock, other than as set forth on Annex A.

e. No Litigation. There is no Action pending against, or, to the knowledge of Voting Party, threatened against, Voting Party that would reasonably be expected, individually or in the aggregate, to materially impair or materially adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder or to consummate the transactions contemplated by this Agreement. None of Voting Party or any of its Affiliates is subject to any Governmental Order that would reasonably be expected, individually or in the aggregate, to materially impair or materially adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder or to consummate the transactions contemplated by this Agreement.

3. Agreement to Vote Shares; Irrevocable Proxy; Further Assurances.

a. Each Voting Party shall during the term of this Agreement vote or cause to be voted the VGAC Voting Shares that he, she or it Beneficially Owns, at every meeting of the stockholders of VGAC at which such matters are considered and at every adjournment or postponement thereof: (i) in favor of (A) the approval of the Transactions and the Transaction Agreement and the other transactions contemplated thereby, (B) any proposal to adjourn or postpone such meeting of the stockholders of VGAC to a later date if there are not sufficient votes to approve the Transactions, and (C) an amendment of VGAC’s governing documents to extend the outside date for consummating the Transactions, if applicable; (ii) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of VGAC or Merger Sub under the Transaction Agreement; and (iii) against (A) any proposal or offer from any Person (other than the Company or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving VGAC, or (2) the issuance or acquisition of shares of capital stock or other equity securities of VGAC (other than as contemplated by the Transaction Agreement); and (B) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of VGAC’s conditions under the Transaction Agreement or change in any manner the voting rights of any class of shares of VGAC (including any amendments to VGAC’s certificate of incorporation or bylaws other than in connection with the Transactions).

b. Each Voting Party shall during the term of this Agreement (x) vote or cause to be voted the Company Voting Interests he, she or it Beneficially Owns, at every meeting (or in connection with any request for action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof, and (y) execute a written consent or consents if the stockholders of the Company are requested to vote their voting interests through the execution of an action by written consent, in each case to the extent such Company Voting Interests are entitled to vote thereon pursuant to the Company Charter Documents: (i) in favor of (A) the Transaction Agreement and the other transactions contemplated thereby; (B) any proposal to adjourn or postpone such meeting of the Company to a later date if there are not sufficient votes to approve the Transactions; (C) the conversion of the Company’s outstanding shares of preferred stock into common stock immediately prior to, and contingent upon, the consummation of the Transactions; and (D) the termination of the Company Affiliate Agreements, immediately prior to, and contingent upon, the consummation of the Transactions; and (ii) against (A) any proposal or offer from any Person (other than VGAC or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company or any Company Subsidiary, (2) the issuance or acquisition of shares of capital stock or other equity securities of the Company or any Company Subsidiary, or (3) the sale, lease, exchange or other disposition of any significant portion of the Company or any Company Subsidiary’s properties or assets; (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any Company Subsidiary under the Transaction Agreement; and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of the Company or any Company Subsidiary’s conditions under the Transaction Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Charter Documents), except as contemplated by this Agreement.

c. (1) Each of the undersigned holding Company Voting Interests (each, a “Company Holder”) hereby appoints Anne Wojcicki and Steve Schoch and any designee of Ms. Wojcicki and Mr. Schoch, and each of them individually, and (2) each holder of VGAC Common Stock (each, a “VGAC Holder”) hereby appoints Josh Bayliss and Evan Lovell and any designee of Josh Bayliss and Evan Lovell, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Voting Shares in accordance with Sections 3(a) and 3(b). This proxy and power of attorney is given to secure the performance of the duties of Voting Party under this Agreement. Each Voting Party shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Voting Party shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Voting Party with respect to the Voting Shares. The power of attorney granted by Voting Party herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Voting Party. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

d. From time to time, at the request of the Company, each Company Holder shall take, and at the request of VGAC, each VGAC Holder shall take, all such further actions, as may be necessary or appropriate to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement, and execute customary documents incident to the consummation of the Transactions.

4.     No Voting Trusts or Other Arrangement. Each Voting Party agrees that during the term of this Agreement Voting Party will not, and will not permit any entity under Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5.     Transfer and Encumbrance. Each Voting Party agrees that during the term of this Agreement Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Voting Party’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of Voting Shares by any Voting Party to (a) an executive officer or director of VGAC, (b) a Person holding more than 5% of the voting equity securities of the Company or VGAC, (c) any investment fund or other entity controlled or managed by or under common management or control with such Voting Party or affiliates of such Voting Party, (d) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such Voting Party, or (e) if such Voting Party is a corporation, limited liability company, partnership, trust or other entity, any stockholder, member, partner or trust beneficiary as part of a distribution; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to VGAC and the Company, to be bound by all of the terms of this Agreement.

6.     Appraisal and Dissenters’ Rights. Each Voting Party hereby (i) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Transactions that Voting Party may have by virtue of ownership of the Company Voting Interests and (ii) agrees not to commence or participate in any claim, derivative or otherwise, against the Company relating to the negotiation, execution or delivery of this Agreement or the Transaction Agreement or the consummation of the Transactions, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Transaction Agreement or the Transactions.

7.    Redemption and Registration Rights. Each VGAC Holder agrees not to exercise any right to redeem any VGAC Voting Shares Beneficially Owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof.

8.    Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the Effective Time and (ii) the date on which the Transaction Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 8 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination.

9.    No Agreement as Director or Officer. Each Voting Party is signing this Agreement solely in its capacity as a stockholder of VGAC or the Company, as applicable. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer of VGAC, the Company or any of their respective subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of VGAC or the Company, and no actions or omissions taken in any Voting Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to VGAC, the Company or their respective stockholders, as applicable.

10. Specific Enforcement. Monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

11. Entire Agreement. This Agreement and the Transaction Agreement supersede all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contain the entire agreement among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12. Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the next Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on Annex A (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

13. Miscellaneous.

a. Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the laws of the

State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties hereto irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

b. Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement, including but not limited to any course of conduct, course of dealing, oral or written statement or action of any party hereto.

c. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

d. Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic, facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.

e. Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

f. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

g. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

PARENT:

VG ACQUISITION CORP.

Name:
By:
Title:

SPONSOR:

VG ACQUISITION SPONSOR LLC

Name:
By:
Title:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

COMPANY:

23ANDME, INC.

Name:
By:
Title:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

[INDIVIDUAL/ENTITY]

By:
[Signature]
Name:
[Print Name of Signatory]
Title:
[Print Title of Signatory]

Annex A

Voting Interests

Company and Company Stockholders

Name	Address	Voting Interests

Company
[_________]
[_________]
[_________]
[_________]

VGAC and Sponsor

Name	Address	Voting Interests
		[Class A common stock	Class B common stock	Warrants (for Class A common stock)]
VG Acquisition Corp.		n/a	n/a	n/a
VG Acquisition Sponsor LLC